UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): June 30, 2004
                                                          -------------

                           CONSTELLATION BRANDS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    001-08495
                            ------------------------
                            (Commission File Number)

               Delaware                                          16-0716709
     ----------------------------                            -------------------
     (State or other jurisdiction                            (IRS Employer
     of incorporation)                                       Identification No.)


            370 Woodcliff Drive, Suite 300, Fairport, New York 14450
            --------------------------------------------------------
            (Address of principal executive offices)       (Zip Code)


                                 (585) 218-3600
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  The following exhibit is furnished as part of this Form 8-K.

No.      Description
----     -----------

99.1 Press Release of Constellation Brands, Inc. (the "Company"), dated June 30, 2004.

ITEM 9.  REGULATION FD DISCLOSURE.

     On June 30, 2004, Constellation Brands, Inc. (the "Company"), a Delaware corporation, issued a press release (the "release"), a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     The information included in this Form 8-K, including the press release attached as Exhibit 99.1, is incorporated by reference into this Item 9 in satisfaction of the public disclosure requirements of Regulation FD. This information is "furnished" and not "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references the information incorporated by reference herein.

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     On June 30, 2004, the Company issued a press release (the "release") announcing its results of operations and financial condition for the first quarter ended as of May 31, 2004. A copy of the release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The projections constituting the guidance included in the release involve risks and uncertainties, the outcome of which cannot be foreseen at this time and, therefore, actual results may vary materially from these forecasts. In this regard, see the information included in the release under the caption "Forward-Looking Statements."

     The information in the release and in this Item 12 is "furnished" and not "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that section. Such information may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references such information.

     The release contains non-GAAP financial measures; in the release these are referred to as "comparable" or "pro forma" measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided reconciliations within the release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

     Comparable measures are provided because management uses this information in evaluating the results of the continuing operations of the Company and in internal goal setting. In addition, the Company believes this information provides investors a better insight on underlying business trends and results in order to evaluate year over year financial performance. As such, an increase in cost of goods sold resulting from the flow through of inventory step-up associated with the acquisition of BRL Hardy Limited (now known as Hardy Wine Company Limited) ("Hardy"), financing costs, the imputed interest charge associated with the Hardy acquisition, restructuring and related charges (including exiting the United States commodity concentrate product line) and gains on changes in fair value of derivative instruments are excluded from comparable results. Similarly, the Company believes that pro forma information including Hardy sales information in the year ago period set forth in the release provides investors with better insight on underlying business trends and results in order to evaluate year over year financial performance.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                               CONSTELLATION BRANDS, INC.


Dated:  June 30, 2004                       By: /s/ Thomas S. Summer
                                               --------------------------------
                                               Thomas S. Summer, Executive Vice
                                               President and Chief Financial
                                               Officer

                                INDEX TO EXHIBITS

(1)  UNDERWRITING AGREEMENT

     Not Applicable.

(2)  PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION

     Not Applicable.

(4)  INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

     Not Applicable.

(16) LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

     Not Applicable.

(17) LETTER RE DIRECTOR RESIGNATION

     Not Applicable.

(20) OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS

     Not Applicable.

(23) CONSENTS OF EXPERTS AND COUNSEL

     Not Applicable.

(24) POWER OF ATTORNEY

     Not Applicable.

(99) ADDITIONAL EXHIBITS

     99.1  Press Release dated June 30, 2004.

[LOGO] CONSTELLATION
NEWS RELEASE                                     CONTACTS:
                                                 Media Relations:
                                                 Philippa Dworkin - 585-218-3733
                                                 Mike Martin - 585-218-3669

                                                 Investor Relations:
                                                 Mark Maring - 585-218-3668
                                                 Lisa Schnorr - 585-218-3677

          CONSTELLATION'S STRONG BEER & SPIRITS SALES RESULT IN HIGHER
                 THAN EXPECTED FIRST QUARTER EARNINGS PER SHARE

              COMPANY RAISES FULL-YEAR EARNINGS PER SHARE GUIDANCE

     FAIRPORT, N.Y., JUNE 30, 2004 - Constellation Brands, Inc. (NYSE: STZ, ASX:
CBR), a leading international producer and marketer of beverage alcohol brands, reported record net sales of $927 million, a 20 percent increase, for its first quarter ended May 31, 2004. Pro forma net sales for the quarter, which include $31 million of sales from Hardy for March 2003, increased 15 percent driven by growth across all categories - imported beer, spirits, wine and the U.K. wholesale business. Currency contributed six percent of the increase.

     "Our first quarter results represent a tremendous start to the new year and continue to demonstrate the strength of our strategy of breadth and scale leading to profitable growth," said Chairman and Chief Executive Officer Richard Sands. "Our recent beer price increase was well received in all channels resulting in a quicker volume rebound than we anticipated and our spirits business posted another quarter of sales growth that exceeded our expectations. Our wine business continued to experience healthy growth as evidenced by strong consumer purchases in all our major markets. With these strong results we are raising our full year earnings per share estimates."

     Net income as reported under generally accepted accounting principles ("reported") for first quarter increased 31 percent to $51 million and reported diluted earnings per share increased 10 percent to $0.45. First quarter 2005 reported results include restructuring and related charges and net unusual costs of $8 million after tax, or $0.07 per share. First quarter 2004 reported results also include restructuring and related charges and net unusual costs of $8 million after tax, or $0.08 per share. Net income on a comparable basis, excluding the restructuring and related charges and net unusual costs, increased 27 percent to $60 million and comparable diluted earnings per share increased six percent to reach $0.52 per share. Earnings per share growth was negatively impacted by additional shares outstanding primarily as a result of the company's equity offerings in July 2003 which paid down debt incurred to partially finance the Hardy acquisition.

     Net income and diluted earnings per share on a comparable basis exclude restructuring and related charges and net unusual costs. The company discusses results on a comparable basis in order to give investors better insight on underlying business trends from continuing operations. A table reconciling these measures and other related financial measures to reported results is included in this release. For a detailed discussion of these items, please see the section "Items Affecting Comparability" following the financial statements.

The company's measure of segment profitability excludes restructuring and related charges and net unusual costs, which is consistent with the measure used by management to evaluate results.

CONSTELLATION BEERS AND SPIRITS RESULTS

     Net sales for the quarter grew 14 percent to reach $316 million on both strong beer and spirits growth. Beer sales increased 14 percent driven by both pricing and volume gains on Corona Extra, Corona Light, Modelo Especial, Pacifico and Negra Modelo. The company's beer volumes rebounded quicker than expected following a planned price increase to wholesalers on its Mexican beers, which began to take effect in January 2004 and resulted in strong wholesaler demand prior to the price increase.

     A seven percent increase in branded spirits sales and a sharp increase in production services sales resulted in total spirits sales improving 13 percent. The seven percent rise in branded sales was driven by Black Velvet Canadian Whisky, Montezuma Tequila, Fleischmann and Barton vodkas, the 99 Cordials range and Chi-Chi's prepared cocktails.

     Operating income for Constellation Beers and Spirits grew 13 percent to reach $68 million for the first quarter due primarily to higher sales. Operating margins remained relatively even as increased gross profit margins were offset by increases in advertising, marketing and general expenses to support growth initiatives.

CONSTELLATION WINES RESULTS

     With growth in branded wines and the U.K. wholesale business, net sales for first quarter fiscal 2005 increased 23 percent to $611 million, including an eight percent benefit from currency.

     Branded wine sales increased 17 percent to reach $364 million, primarily due to an additional month of sales from the Hardy acquisition and a five percent benefit from currency. Pro forma net sales of branded wine, which include $27 million of sales from Hardy for March 2003, increased eight percent for the quarter, including six percent from currency. Consumer purchases remained healthy across the company's wine categories and geographies, and wine shipments were strong in the U.K. and Australia. In the U.S., sales to retailers and consumer purchases exceeded company shipments.

     Wholesale and other sales increased 34 percent driven by the U.K. wholesale business, which added new accounts and increased sales in existing accounts. Nearly half this increase was due to the benefit of currency.

     Operating income for Constellation Wines in first quarter fiscal 2005 increased 11 percent to reach $68 million. Operating margins were 11.1 percent in the quarter versus 12.3 percent in the prior year. The decline in margins was due to a greater volume of sales of lower margin products, and increased advertising spend.

     In summarizing the first quarter results Sands concluded, "With a broad portfolio of beverage alcohol products, strong global routes-to-market and independent businesses managing this wide breadth and scale within their geographies, we are able to take advantage of different market forces to consistently grow the business and deliver shareholder value."

OUTLOOK

     The following table sets forth management's current diluted earnings per share expectations both on a reported basis and comparable basis for the second quarter ending August 31, 2004 and fiscal year ending February 28, 2005. The table also includes actual diluted earnings per share both on a reported basis and comparable basis for the same periods a year ago. A reconciliation of reported information to comparable information is included in this media release.


            CONSTELLATION BRANDS SECOND QUARTER AND FISCAL YEAR 2005
                       DILUTED EARNINGS PER SHARE OUTLOOK

                               REPORTED BASIS                 COMPARABLE BASIS
                      -----------------------------     ------------------------------
                      FY05 Estimate    FY04 Actual      FY05 Estimate     FY04 Actual
                      -------------    ------------     -------------     ------------
Second Quarter
Ending August 31      $0.66 - $0.69       $0.34         $0.68 - $0.71        $0.64

Full Year Ending
February 28/29        $2.42 - $2.52       $2.06         $2.57 - $2.67        $2.49

ABOUT CONSTELLATION

     Constellation Brands, Inc. is a leading international producer and marketer of beverage alcohol brands with a broad portfolio across the wine, spirits and imported beer categories. Well-known brands in Constellation's portfolio include: Corona Extra, Pacifico, St. Pauli Girl, Black Velvet, Fleischmann's, Mr. Boston, Paul Masson Grande Amber Brandy, Franciscan Oakville Estate, Estancia, Simi, Ravenswood, Blackstone, Banrock Station, Hardys, Nobilo, Alice White, Vendange, Almaden, Arbor Mist, Stowells and Blackthorn.

QUARTERLY CONFERENCE CALL

     A conference call to discuss first quarter fiscal 2005 results will be hosted by Chairman and CEO Richard Sands and Executive Vice President and Chief Financial Officer Tom Summer on Wednesday, June 30, 2004 at 5:00 p.m. (Eastern). The conference call can be accessed by dialing 412-858-4600 beginning 10 minutes prior to the start of the call. A live listen-only web cast of the conference call, together with a copy of this press release (including the attachments) and other financial information that may be discussed in the call are available on the Internet at Constellation's web site: www.cbrands.com under "Investors."

                           FORWARD-LOOKING STATEMENTS

     The statements made under the heading Outlook (collectively, the "Outlook"), as well as all other statements set forth in this press release which are not historical facts, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by the forward-looking statements.
     During the quarter, Constellation may reiterate the estimates set forth above under the heading Outlook. Prior to the start of the company's quiet period, beginning August 18, the public can continue to rely on the Outlook as still being Constellation's current expectations on the matters covered, unless Constellation publishes a notice stating otherwise.
     Beginning August 18, 2004, Constellation will observe a "quiet period" during which the Outlook no longer constitutes the company's current expectations. During the quiet period, the Outlook should be considered to be historical, speaking as of prior to the quiet period only, and not subject to update by the company.
     The company's forward-looking statements are based on management's current expectations and, unless otherwise noted, do not take into account the impact of any future acquisition, merger or any other business combination, divestiture or financing that may be completed after the date of this release. Any projections of future results of operations, and in particular, (i) the company's estimated diluted earnings per share on a reported basis for second quarter 2005 and fiscal 2005, and (ii) the company's estimated diluted earnings per share on a comparable basis for second quarter 2005 and fiscal 2005, should not be construed in any manner as a guarantee that such results will in fact occur. In addition to the risks and uncertainties of ordinary business operations, the forward-looking statements of the company contained in this press release are also subject to the following risks and uncertainties: the company achieving certain sales projections and meeting certain cost targets; wholesalers and retailers may give higher priority to products of the company's competitors; raw material supply, production or shipment difficulties could adversely affect the company's ability to supply its customers; increased competitive activities in the form of pricing, advertising and promotions could adversely impact consumer demand for the company's products and/or result in higher than expected selling, general and administrative expenses; a general decline in alcohol consumption; increases in excise and other taxes on beverage alcohol products; and changes in foreign currency exchange rates. For additional information about risks and uncertainties that could adversely affect the company's forward-looking statements, please refer to the company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended February 29, 2004.


                  CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                              May 31, 2004   February 29, 2004
                                              ------------   -----------------
ASSETS
------
CURRENT ASSETS:
  Cash and cash investments                   $     11,443        $     37,136
  Accounts receivable, net                         711,847             635,910
  Inventories, net                               1,315,356           1,261,378
  Prepaid expenses and other                       141,589             137,047
                                              ------------        ------------
    Total current assets                         2,180,235           2,071,471
PROPERTY, PLANT AND EQUIPMENT, net               1,060,706           1,097,362
GOODWILL                                         1,501,912           1,540,637
INTANGIBLE ASSETS, net                             723,887             744,978
OTHER ASSETS                                        82,334             104,225
                                              ------------        ------------
  Total assets                                $  5,549,074        $  5,558,673
                                              ============        ============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
CURRENT LIABILITIES:
  Notes payable to banks                      $    243,552        $      1,792
  Current maturities of long-term debt             108,927             267,245
  Accounts payable                                 361,506             270,291
  Accrued excise taxes                              55,377              48,465
  Other accrued expenses and liabilities           397,979             442,009
                                              ------------        ------------
    Total current liabilities                    1,167,341           1,029,802
LONG-TERM DEBT, less current maturities          1,736,159           1,778,853
DEFERRED INCOME TAXES                              178,258             187,410
OTHER LIABILITIES                                  156,633             184,989
STOCKHOLDERS' EQUITY                             2,310,683           2,377,619
                                              ------------        ------------
  Total liabilities and stockholders' equity  $  5,549,074        $  5,558,673
                                              ============        ============


                             CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                                  CONSOLIDATED STATEMENTS OF INCOME
                                         ON A REPORTED BASIS
                                (in thousands, except per share data)

                                                           For the Three     For the Three
                                                           Months Ended      Months Ended      Percent
                                                           May 31, 2004      May 31, 2003      Change
                                                           -------------     -------------     -------
Sales                                                      $   1,174,315     $     990,240         19%
Excise taxes                                                    (247,010)         (217,438)        14%
                                                           -------------     -------------
  Net sales                                                      927,305           772,802         20%
Cost of product sold                                            (676,843)         (563,717)        20%
                                                           -------------     -------------
  Gross profit                                                   250,462           209,085         20%
Selling, general and administrative expenses                    (138,428)         (107,802)        28%
Restructuring and related charges                                 (1,613)           (2,316)       -30%
                                                           -------------     -------------
  Operating income                                               110,421            98,967         12%
Gain on change in fair value of derivative instruments              -                1,181       -100%
Equity in earnings of equity method investees                         62               328        -81%
Interest expense, net                                            (30,281)          (39,243)       -23%
                                                           -------------     -------------
  Income before income taxes                                      80,202            61,233         31%
Provision for income taxes                                       (28,873)          (22,044)        31%
                                                            ------------     -------------
  Net income                                                      51,329            39,189         31%
Dividends on preferred stock                                      (2,451)             -            N/A
                                                           -------------     -------------
  Income available to common stockholders                  $      48,878     $      39,189         25%
                                                           =============     =============


Earnings per common share:
  Basic                                                    $        0.46     $        0.42         10%
  Diluted                                                  $        0.45     $        0.41         10%

Weighted average common shares outstanding:
  Basic                                                          106,778            92,880         15%
  Diluted                                                        115,062            95,661         20%

Segment Information:
Net sales:
  Constellation Beers and Spirits
    Imported beers                                         $     236,896     $     207,264         14%
    Spirits                                                       79,291            70,205         13%
                                                           -------------     -------------
      Net sales                                            $     316,187     $     277,469         14%
  Constellation Wines
    Branded wine                                           $     363,883     $     310,480         17%
    Wholesale and other                                          247,235           184,853         34%
                                                           -------------     -------------
      Net sales                                            $     611,118     $     495,333         23%
                                                           -------------     -------------
Consolidated net sales                                     $     927,305     $     772,802         20%
                                                           =============     =============

Operating income:
  Constellation Beers and Spirits                          $      67,852     $      59,883         13%
  Constellation Wines                                             67,659            61,023         11%
  Corporate Operations and Other                                 (11,869)          (10,071)        18%
  Restructuring and related charges and unusual costs (a)        (13,221)          (11,868)        11%
                                                           -------------     -------------
Consolidated operating income                              $     110,421     $      98,967         12%
                                                           =============     =============

(a) Restructuring and related charges and unusual costs for First Quarter 2005 include financing costs of $10,313, restructuring and related charges of $1,613, and the flow through of inventory step-up associated with the Hardy acquisition of $1,295. Restructuring and related charges and unusual costs for First Quarter 2004 include the flow through of inventory step-up associated with the Hardy acquisition of $5,517, financing costs of $4,035 and restructuring and related charges of $2,316.



                         CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                            CONSOLIDATED STATEMENTS OF CASH FLOWS
                                       (in thousands)

                                                               For the Three     For the Three
                                                               Months Ended      Months Ended
                                                               May 31, 2004      May 31, 2003
                                                               -------------     -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                   $      51,329     $      39,189

  Adjustments to reconcile net income to net cash
    used in operating activities:
      Depreciation of property, plant and equipment                   21,194            17,828
      Deferred tax provision                                           6,259             4,650
      Amortization of intangible and other assets                      3,061             5,966
      Noncash portion of loss on extinguishment of debt                1,799               800
      Loss (gain) on sale of assets                                      693            (2,003)
      Stock-based compensation expense                                    25               158
      Amortization of discount on long-term debt                          13                20
      Equity in earnings of equity method investees                      (62)             (328)
      Gain on change in fair value of derivative instruments            -               (1,181)
      Change in operating assets and liabilities, net of
        effects from purchases of businesses:
          Accounts receivable, net                                   (85,132)          (39,765)
          Inventories, net                                          (113,885)          (15,169)
          Prepaid expenses and other current assets                   12,566            15,571
          Accounts payable                                           112,745           (28,400)
          Accrued excise taxes                                         7,449             5,461
          Other accrued expenses and liabilities                     (56,971)           (9,494)
          Other assets and liabilities, net                           (7,541)              334
                                                               -------------     -------------
            Total adjustments                                        (97,787)          (45,552)
                                                               -------------     -------------
            Net cash used in operating activities                    (46,458)           (6,363)
                                                               -------------     -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment                         (22,113)          (18,091)
  Payment of accrued earn-out amount                                  (1,338)             (978)
  Proceeds from sale of assets                                           445             4,896
  Purchases of businesses, net of cash acquired                         -           (1,067,694)
                                                               -------------     -------------
            Net cash used in investing activities                    (23,006)       (1,081,867)
                                                               -------------     -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from notes payable                                    265,891            15,735
  Exercise of employee stock options                                   5,814             7,571
  Proceeds from employee stock purchases                                   1              -
  Principal payments of long-term debt                              (217,204)         (492,701)
  Payment of preferred stock dividends                                (2,451)             -
  Proceeds from issuance of long-term debt                              -            1,600,000
  Payment of issuance costs of long-term debt                           -              (32,547)
                                                               -------------     -------------
            Net cash provided by financing activities                 52,051         1,098,058
                                                               -------------     -------------

Effect of exchange rate changes on cash and cash investments          (8,280)           22,370
                                                               -------------     -------------

NET (DECREASE) INCREASE IN CASH AND CASH INVESTMENTS                 (25,693)           32,198
CASH AND CASH INVESTMENTS, beginning of period                        37,136            13,810
                                                               -------------     -------------
CASH AND CASH INVESTMENTS, end of period                       $      11,443     $      46,008
                                                               =============     =============


RECONCILIATION OF REPORTED AND COMPARABLE HISTORICAL INFORMATION
(in thousands, except per share data)

Comparable  measures  are  provided  because management uses this information in evaluating  the results of the continuing operations of the Company and internal goal  setting.  In  addition,  the  Company  believes  this information provides investors  better  insight on underlying business trends and results in order to evaluate  year over year financial performance.  As such, an increase in cost of goods  sold resulting from the flow through of inventory step-up associated with
the  Hardy  acquisition,  financing  costs  and  the  imputed   interest  charge
associated  with  the  Hardy  acquisition,  restructuring  and  related  charges
(including  exiting  the  U.S.  commodity concentrate product line) and gains on changes  in  fair  value  of derivative instruments are excluded from comparable results.  You  may  also  visit  the  Company's website at www.cbrands.com under
Investors/Financial    Information/Financial    Reports    for   a    historical
reconciliation between reported and comparable information.

                                          For the Three              For the Three
                                          Months Ended               Months Ended
                                          May 31, 2004     Margin    May 31, 2003     Margin
                                          ------------     ------    ------------     ------
Reported net sales                        $    927,305     100.0%    $    772,802     100.0%
                                          ============               ============

Reported gross profit                     $    250,462      27.0%    $    209,085      27.1%
  Inventory step-up                              1,295       0.1%           5,517       0.7%
                                          ------------               ------------
Comparable gross profit                   $    251,757      27.1%    $    214,602      27.8%
                                          ============               ============


Reported operating income                 $    110,421      11.9%    $     98,967      12.8%
  Financing costs                               10,313       1.1%           4,035       0.5%
  Restructuring and related charges              1,613       0.2%           2,316       0.3%
  Inventory step-up                              1,295       0.1%           5,517       0.7%
                                          ------------               ------------
Comparable operating income               $    123,642      13.3%    $    110,835      14.3%
                                          ============               ============


Reported net income                       $     51,329       5.5%    $     39,189       5.1%
  Financing costs                                6,601       0.7%           2,583       0.3%
  Restructuring and related charges              1,032       0.1%           1,482       0.2%
  Inventory step-up                                829       0.1%           3,531       0.5%
  Imputed interest charge                         -          0.0%           1,061       0.1%
  Gain on derivative instruments                  -          0.0%            (756)     -0.1%
                                          ------------               ------------
Comparable net income                     $     59,791       6.4%    $     47,090       6.1%
                                          ============               ============


Reported diluted earnings per share       $       0.45               $       0.41
  Financing costs                                 0.06                       0.03
  Restructuring and related charges               0.01                       0.02
  Inventory step-up                               0.01                       0.04
  Imputed interest charge                         -                          0.01
  Gain on derivative instruments                  -                         (0.01)
                                          ------------               ------------
Comparable diluted earnings per share(1)  $       0.52               $       0.49
                                          ============               ============

(1)  May not sum due to rounding as each item is computed independently.


RECONCILIATION OF REPORTED AND PRO FORMA NET SALES
(in thousands)

Pro  forma  net  sales are provided because management believes this information provides  investors  better insight on underlying business trends and results in order  to evaluate year over year financial performance.  As such, pro forma net sales  for  the  three months ended May 31, 2003, present net sales after giving effect to the Hardy acquisition as if the Company had owned Hardy since March 1,
2003.  You  may  also  visit  the  Company's  website  at  www.cbrands.com under
Investors/Financial  Information/Financial  Reports  for   a  reconciliation  of
reported net sales to pro forma net sales.

                                   For the Three     For the Three
                                   Months Ended      Months Ended
                                   May 31, 2004      May 31, 2003      Growth
                                   -------------     -------------     ------
CONSOLIDATED NET SALES
Reported net sales                 $     927,305     $     772,802        20%
  Prior year Hardy sales(2)                 -               31,000
                                   -------------     -------------
Pro forma net sales                $     927,305     $     803,802        15%
                                   =============     =============


BRANDED WINE NET SALES
Reported net sales                 $     363,883     $     310,480        17%
  Prior year Hardy sales(2)                 -               27,000
                                   -------------     -------------
Pro forma net sales                $     363,883     $     337,480         8%
                                   =============     =============

(2)  For the period March 1, 2003 through March 27, 2003.


RECONCILIATION OF REPORTED AND COMPARABLE DILUTED EARNINGS PER SHARE GUIDANCE

                                                      Range for the Quarter             Range for the Year
                                                      Ending August 31, 2004         Ending February 28, 2005
                                                   ----------------------------    ----------------------------
Forecasted reported diluted earnings per share     $        0.66  $        0.69    $        2.42  $        2.52
  Inventory step-up                                         0.01           0.01             0.03           0.03
  Financing costs - Call of senior notes                    -              -                0.06           0.06
  Restructuring and related charges                         0.01           0.01             0.06           0.06
                                                   -------------  -------------    -------------  -------------
Forecasted comparable diluted earnings per share   $        0.68  $        0.71    $        2.57  $        2.67
                                                   =============  =============    =============  =============


                                                      For the                         For the
                                                   Quarter Ended                    Year Ended
                                                     August 31,                    February 29,
                                                        2003                           2004
                                                   -------------                   -------------
Reported diluted earnings per share                $        0.34                   $        2.06
  Excise tax, duty and other costs                          -                              (0.06)
  Inventory step-up                                         0.06                            0.13
  Concentrate inventory write-down                          0.10                            0.10
  Financing costs                                           0.03                            0.07
  Restructuring and related charges                         0.10                            0.19
  Imputed interest charge                                   -                               0.01
  Gain on derivative instruments                            -                              (0.01)
                                                   -------------                   -------------
Comparable diluted earnings per share(1)           $        0.64                   $        2.49
                                                   =============                   =============

(1)  May not sum due to rounding as each item is computed independently.

                ATTACHMENTS TO CONSTELLATION BRANDS FIRST QUARTER
                            FISCAL 2005 MEDIA RELEASE

                  ITEMS AFFECTING COMPARABILITY FOR FISCAL 2005

FINANCING COSTS - CALL (REDEMPTION) OF SENIOR NOTES - On February 10, 2004, the company called its $200,000,000 8.5% senior subordinated notes due 2009 which were redeemed March 2004. In connection with this redemption, the company incurred an unusual charge in the first quarter of fiscal 2005 related to the call premium and the remaining unamortized financing fees associated with the original issuance of the bonds. The company expects to incur a charge of $0.06 per share for fiscal 2005.
RESTRUCTURING AND RELATED CHARGES - In connection with the further realignment of business operations within the company's wine division and, as previously announced in fiscal 2004, exiting the commodity concentrate product line, the company expects restructuring and related charges of approximately $0.06 per share for fiscal 2005 ($0.03 for exiting the commodity concentrate product line and $0.03 for further realignment of business operations).
INVENTORY STEP-UP - The Hardy acquisition resulted in an allocation of purchase price in excess of book value to certain inventory on hand at the date of purchase. This allocation of purchase price in excess of book value is referred to as inventory step-up. The inventory step-up represents an assumed manufacturing profit attributable to Hardy preacquisition. For inventory produced and sold after the acquisition date, the related manufacturer's profit accrues to the company. As a result of final appraisals, the company expects the flow through of inventory step-up to have a negative impact of approximately $0.03 per share for fiscal 2005.

                  ITEMS AFFECTING COMPARABILITY FOR FISCAL 2004
EXCISE TAX, DUTY AND OTHER COSTS - In the fourth quarter of fiscal 2004, the company recognized a net benefit of $10.4 million related to relief from certain excise taxes, duty and other costs incurred in prior years. The net $10.4 million is comprised of a $9.2 million increase in net sales, a $2.3 million reduction in cost of product sold and a $1.1 million increase in SG&A. This had a positive impact of approximately $0.06 per share for fiscal 2004.
INVENTORY STEP-UP - The flow through of inventory step-up had an impact of approximately $0.13 per share for fiscal 2004.
CONCENTRATE INVENTORY WRITE-DOWN - The company made a decision to exit the U.S. commodity concentrate product line - located in Madera, California. The commodity concentrate product line was facing declining sales and profits and was not part of the company's core business, beverage alcohol. The company continues to produce and sell value-added, proprietary products such as MegaColors. The charge for the write-down of concentrate inventory was $0.10 per share for fiscal 2004. In addition, and related to exiting this product line, the company expects to record restructuring and related charges of approximately $0.17 per share, of which $0.14 was recorded in fiscal 2004 and $0.03 will be recorded in fiscal 2005.
FINANCING COSTS - HARDY ACQUISITION - In connection with the Hardy acquisition, the company recorded amortization expense for deferred financing costs associated with noncontinuing financing, primarily related to the bridge loan agreement. This charge was $0.07 per share for fiscal 2004.

RESTRUCTURING AND RELATED CHARGES - Restructuring and related charges resulted from the realignment of business operations in the company's wine division, as previously announced in the fourth quarter of fiscal 2003, and exiting the commodity concentrate product line. The company incurred total charges of approximately $0.19 per share for fiscal 2004 ($0.05 for realignment of businesses and $0.14 for exiting the commodity concentrate product line). IMPUTED INTEREST CHARGE - In connection with the Hardy acquisition and in accordance with purchase accounting, the company was required to take a one-time imputed interest charge for the time period between when the company obtained control of Hardy and the date it paid Hardy shareholders. The company incurred a charge of $0.01 per share for fiscal 2004.
GAIN ON CHANGE IN FAIR VALUE OF DERIVATIVE INSTRUMENTS - In connection with the Hardy acquisition, the company entered into derivative instruments to cap the cost of the acquisition in U.S. dollars. The company recorded a gain in the first quarter, which represented the net change in value of the derivative instruments from the beginning of the first quarter until the date Hardy shareholders were paid. The company recorded a gain of $0.01 per share for fiscal 2004.